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                                                                      Exhibit 21

                            CASTLE ENERGY CORPORATION
                       Listing of Parent and Subsidiaries
                             As of November 22, 1999

                                                  Relationship                                                        Company's
                                                       to                                                             Ownership
            Entity                                  Company                         Business                          Percentage
--------------------------------------            ------------           ----------------------------------           ----------
Parent

   Castle Energy Corporation                       Parent                Holding Company                                 N/A

Refining

   Indian Oil Company                              Subsidiary            Inactive                                        100%

   Indian Refining I. L.P.                         Subsidiary-           Inactive                                        100%
                                                   Limited
                                                   Partnership

   Indian Refining & Marketing I. Inc.             Subsidiary            General Partner of IRLP - Inactive              100%

Natural Gas Marketing

   Castle Pipeline Company                         Subsidiary            General Partner - Pipeline                      100%
                                                                         Partnership - Inactive

   Castle Texas Pipeline L.P.                      Subsidiary            Natural Gas Transmission - Inactive             100%
                                                   Limited
                                                   Partnership

   CEC Marketing Company                           Subsidiary            General Partner - Gas Marketing                 100%
                                                                         Partnership - Inactive

   CEC Marketing Resources Company                 Subsidiary            Limited Partner - Gas Marketing                 100%
                                                                         Partnership - Inactive

   CEC Gas Marketing L.P.                          Subsidiary-           Gas Marketing - Inactive                        100%
                                                   Limited
                                                   Partnership

Exploration and Production

   Castle Production Company                       Subsidiary            General Partner - Production                    100%
                                                                         Partnership - Inactive

   Castle Production Resources Company             Subsidiary            Limited Partner - Production                    100%
                                                                         Partnership - Inactive

   Castle Texas Production L.P.                    Subsidiary-           Oil and Gas Production - Inactive               100%
                                                   Limited
                                                   Partnership

   Castle Exploration Company, Inc.                Subsidiary            Oil and gas development, drilling               100%
                                                                         and well operations - United States

   Redeco Petroleum Company Limited                Subsidiary            Oil and gas development, drilling               100%
                                                                         and well operations - Romania

Passive Investment

   CEC, Inc.                                       Subsidiary            Passive Activities                              100%